UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

February 25, 2009

1st CENTENNIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	000-29105	91-1995265
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

218 East State Street, Redlands, California 92373

(Address of Principal Executive Offices) (Zip Code)

(909) 798-3611

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

1st Centennial Bancorp (the “Company”), intends to file a voluntary petition in the United States Bankruptcy Court for the Central District of California, Riverside Division by March 31, 2009, seeking relief under Chapter 7 of Title 11 of the United States Code. The Chapter 7 bankruptcy filing is a result of the previously reported January 23, 2009 Form 8-K whereby the California Department of Financial Institutions closed the Company’s former subsidiary, 1st Centennial Bank (the “Bank”) and subsequently, the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver. Subsequent to the Bank closure and receivership, the FDIC informed the Company that First California Bank, subsidiary of First California Group, Inc (NASDAQ:FCAL) assumed all non-brokered insured deposits of the Bank from the FDIC as receiver.

As a result of the FDIC being appointed receiver of 1st Centennial Bank on January 23, 2009, the assumption of non-brokered deposits by First California Bank and the planned Chapter 7 bankruptcy filing, the Company has ceased all business activity and operations, since the Bank was the Company’s only source of revenue. Upon filing of the petition, the court will appoint a bankruptcy trustee who will be responsible for liquidating the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 25, 2009	1st CENTENNIAL BANCORP

	By:	/s/ Patrick J. Meyer
Patrick J. Meyer, Chairman of the Board